Exhibit 99.1

press release September 18, 2025

Radian to Acquire Inigo, a Highly Profitable Lloyd’s Specialty

Insurer; $1.7 Billion Transaction to Transform Radian

into a Global Multi-Line Specialty Insurer

Company also completes a comprehensive strategic review and announces a divestiture plan for its Mortgage Conduit, Title and Real Estate Services businesses

WAYNE, Pa., September 18, 2025 — Radian Group Inc. (NYSE: RDN) today announced that it has entered into a definitive agreement to acquire Inigo Limited (“Inigo”), a highly profitable Lloyd’s specialty insurer, for $1.7 billion in a primarily all-cash transaction1. The transaction will be funded from Radian’s available liquidity sources and excess capital from its subsidiaries. This strategic acquisition will mark an important step in Radian’s transformation from a leading U.S. mortgage insurer to a global, diversified multi-line specialty insurer, significantly expanding the company’s product expertise and capabilities and optimizing the deployment of its excess capital.

The acquisition values Inigo at 1.5 times its projected tangible equity at the end of 2025. The acquisition is expected to deliver mid-teens percentage accretion to earnings per share and approximately 200 basis points accretion to return on equity in the first full year after closing. Radian expects the transaction will double its total annual revenue, providing flexibility to deploy capital across multiple insurance lines through various business cycles.

Inigo was launched in 2021 by a highly regarded leadership team with decades of experience in the Lloyd’s market including in senior roles at a large Lloyd’s insurer. Inigo is among the fastest growing Lloyd’s syndicates in the market while achieving attractive profitability. Inigo offers innovative data-driven specialty insurance solutions with a proven track record of excellent underwriting performance, serving some of the world’s largest commercial and industrial enterprises.

“Today’s announcement of the acquisition of Inigo marks an important milestone for Radian as we transform our business model from a leading U.S. mortgage insurer into a global, multi-line specialty insurer,” said Rick Thornberry, Chief Executive Officer of Radian. “This is a financially compelling transaction, funded entirely from our excess capital and available liquidity sources without issuing new equity. By bringing together Inigo’s strong performance with our capital strength, we are diversifying beyond our traditional mortgage insurance market and expanding into the large and attractive Lloyd’s global specialty market. Most importantly, we are excited to partner with the talented Inigo team, fueled by a shared commitment toward innovation, underwriting expertise, data science, technology and workplace culture. Together, we are well positioned to deliver even greater value to our combined stakeholders.”

[1]

Final purchase price will be determined based on Inigo’s tangible equity prior to close, subject to adjustment, but not to exceed $1.7 billion. A small portion of the purchase consideration will be provided in shares of Radian to Inigo’s senior management as part of an equity rollover.

press release September 18, 2025

Inigo Chief Executive Officer Richard Watson, along with Chief Underwriting Officer Russell Merrett and Chief Financial Officer Stuart Bridges, will continue to lead the Inigo business and its entrepreneurial and dynamic management team.

Richard Watson, Chief Executive Officer of Inigo, said, “We are delighted to have found Radian. From our first meeting, there was a clear cultural match and a shared conviction around the importance of data, and how we can use it to benefit the customers we serve. Our respective portfolios are very complementary, with no business overlaps. As we build bigger and deeper relationships with our customers, we welcome the further diversification and access to the stronger capital base that Radian provides.”

The transaction is expected to close in the first quarter of 2026, subject to regulatory approvals and other closing conditions. Additional transaction details are contained in a Form 8-K Radian filed with the Securities and Exchange Commission today.

“All Other” Businesses: Mortgage Conduit, Title and Real Estate Services

Following a comprehensive strategic review, which led to Radian’s decision to acquire Inigo, Radian also announced today the planned divestiture of all businesses previously reported in its “All Other” category consisting of its Mortgage Conduit, Title and Real Estate Services businesses. This divestiture plan has been approved by the Radian Board of Directors and is expected to be completed no later than the third quarter of 2026. Radian is in the process of engaging financial advisors to assist with the divestiture of these businesses. As Radian works through the process, it expects to continue to operate these businesses in the ordinary course.

As a result of this strategic shift, Radian expects to report these businesses as held for sale and to reflect their results as discontinued operations in the company’s consolidated financial statements through the point of their divestitures, effective beginning with its quarterly statements ended September 30, 2025.

Thornberry added, “We expect that the divestiture of our Mortgage Conduit, Title and Real Estate Services businesses will allow them to continue to pursue their next phase of growth, while also simplifying Radian as we focus on our future as a global multi-line specialty insurer.”

Conference Call

Radian CEO Rick Thornberry and President and Chief Financial Officer Sumita Pandit will hold a conference call for Radian investors at 8:30 AM ET today, September 18, 2025. Investors can access the conference call by registering via the conference link here. A live webcast of the call, and a slide presentation to accompany the discussion, will be available on the Radian website, https://www.radian.com/for-investors/events or at www.radian.com.

Advisors

Goldman Sachs & Co. LLC and Guy Carpenter’s Capital & Advisory team acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Radian for the Inigo transaction. RBC Capital Markets also provided advice on certain matters.

press release September 18, 2025

About Radian

As a leading U.S. private mortgage insurer, Radian Group Inc. (NYSE: RDN) provides solutions that expand access to affordable, responsible and sustainable homeownership and helps borrowers achieve their dream of owning a home. For more information, visit radian.com.

About Inigo

Through Lloyd’s Syndicate 1301, Inigo underwrites a multi-class specialty insurance portfolio, serving some of the world’s largest commercial and industrial enterprises. Founded in 2020, Inigo is shaped by data, led by insight, and built around people who believe in doing things differently. For more information, visit inigoinsurance.com.

Forward Looking Statements

All statements in this press release, or related oral statements, that address events, developments or results that Radian expects or anticipates may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, statements regarding the expected completion, financing and timing of the acquisition, statements regarding the expected impact of the acquisition on Radian’s earnings, return on equity, revenue, and debt to capital ratio, as well as its deployment of capital, statements regarding the planned divestitures of certain businesses, including their expected completion, timing and reporting, and other statements and information related to the acquisition and the planned divestitures, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and Radian undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The company operates in a changing environment where new risks emerge from time to time and it is not possible to predict all risks that may affect Radian. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as Radian’s prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include:

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risks associated with the acquisition, including: (a) the parties’ ability to complete the acquisition, on the anticipated timeline or at all, including uncertainty related to securing the necessary regulatory approvals without a burdensome remedy; (b) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; (c) risks related to diverting the attention of either party’s management from ongoing business operations; (d) the possibility that the anticipated benefits and impacts of the acquisition are not realized when expected, or at all; (e) significant unknown or inestimable liabilities associated with Inigo; (f) risks related to the uncertainty of expected future financial performance and results of Inigo and its businesses following completion of the acquisition;

press release September 18, 2025

(g) risks related to the availability of sufficient cash resources to fund the acquisition or Radian’s ability to raise new funds; (h) risks related to limitations and compliance with using Radian’s subsidiaries’ excess capital as a source of funding for the transaction; and (i) risks associated with Radian’s ability to successfully execute on its strategic shift to become a multi-line insurer; and

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risks associated with Radian’s decision to divest its Mortgage Conduit, Title and Real Estate Services businesses (the “All Other Businesses”), including: (a) the ability to complete any or all of the divestiture transactions, on the anticipated timeline or at all, including risks and uncertainties related to securing necessary regulatory and third-party approvals and consents; (b) any impact of the decision to divest the All Other Businesses on the company’s ability to attract, hire, and retain key and highly skilled personnel; (c) any disruption of current plans and operations caused by the announcement of the decision to divest the All Other Businesses, making it more difficult to conduct business as usual or maintain relationships with current or future service providers, customers, employees, vendors, and financing sources; and (d) the terms, timing, structure, benefits and costs of any divestiture transaction for each of the All Other Businesses.

For more information regarding these risks and uncertainties as well as certain additional risks that Radian faces, you should refer to “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. Radian cautions you not to place undue reliance on these forward-looking statements, which are current only as of the date on which this press release was issued. The company does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

For Investors:

Dan Kobell - Phone: 215.231.1113

email: daniel.kobell@radian.com

For the Media:

Rashi Iyer - Phone 215.231.1167

email: rashi.iyer@radian.com